Exhibit 99.2

EMPLOYMENT AGREEMENT

PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION. CONSULT WITH YOUR LEGAL COUNSEL IF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT ARE NOT FULLY UNDERSTOOD BY YOU.

THIS EMPLOYMENT AGREEMENT is made as of the 13th day of September, 2012, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the “Company”), and Lance Zingale (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company desires to assure itself of the Executive’s continued employment in an executive capacity; and

WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ the Executive during the Term (as hereinafter defined) in such management capacities as may be designated from time to time by the Company’s Chief Executive Officer. The Executive accepts such employment and agrees to devote his best efforts and entire business time, skill, labor, and attention to the performance of such duties. The Executive agrees to promptly provide a description of any other commercial duties or pursuits engaged in by the Executive to the Company’s Chief Executive Officer and/or the Chief Executive Officer’s designee. If the Company’s Chief Executive Officer determines in good faith that such activities conflict with the Executive’s performance of his duties hereunder, the Chief Executive Officer shall notify Executive within thirty (30) days and the Executive shall promptly cease such activities to the extent as directed by the Chief Executive Officer. If the Chief Executive Officer does not provide such notice, Executive shall be free to engage in such commercial duties or pursuits. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 5% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if

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elected or appointed to any office, or position, including as a director, of the Company or any subsidiary or affiliate of the Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

2. TERM. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in Section 6 hereof, the employment of the Executive under this Agreement shall commence on the effective date hereof and shall continue until terminated as provided herein (such term shall herein be defined as the “Term”). The Executive agrees that some portions of this Agreement, including the Sections entitled “Confidential Information,” “Covenant Not-To-Compete And No Solicitation,” “Termination,” and “Arbitration of Disputes,” and Sections 14 through 18 relating to inventions, patents and works for hire, will remain in force after the termination of this Agreement.

3. COMPENSATION.

(a) Base Salary. Executive’s base salary shall initially be $400,000 per annum (pro rated based upon the number of days Executive is employed during any partial calendar year) (the “Base Salary”), which salary shall be payable in regular installments in accordance with the Company’s general payroll practices. Such base salary may be increased but not decreased during the Term in the Company’s discretion based upon the Executive’s performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company’s executives.

(b) Bonus. In addition to such Base Salary, the Executive shall be entitled during the Term to participate in a performance bonus program and shall be eligible to participate in and receive payments or awards from all other bonus and other incentive compensation, stock option and restricted stock plans as may be adopted by the Company, all as recommended by the Compensation Committee of the Board of Directors and approved by the Board of Directors, in its sole discretion, and in each case payable to Executive in accordance with the terms and conditions of the applicable plan. Specifically, Executive shall be eligible for the following bonuses:

(i)

Executive shall be entitled during the Term to participate in the annual performance bonus program established by the Board of Directors for all senior executives of the Company, with bonus potential of 70% of base salary.

(ii)

Executive shall also be entitled to participate in any annual grants under the Long Term Incentive Plan (“LTIP”), as determined by the Board of Directors for all senior executives of the Company, with a target award of 140% of base salary.

(c) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, federal income tax, state and local income tax, if any, and comparable laws and regulations.

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(d) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive’s duties hereunder in accordance with the Company’s standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company’s standard policy regarding vacations and such other fringe benefits as may be set forth on Exhibit “A” and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance, and other executive benefits plans, if any, which the Company may from time to time make available to its executive officers generally. Benefits under such plans, if any, shall be paid or provided to Executive in accordance with the terms and conditions of the applicable plan.

4. CONFIDENTIAL INFORMATION.

(a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company, including, without limitation, confidential information with respect to the Company’s technical data, research and development projects, methods, products, software, financial data, business plans, financial plans, customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the “Confidential Information”). Accordingly, the Executive covenants and agrees that during the Executive’s employment by the Company (whether during the Term hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive’s duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

(b) The Executive agrees that all memoranda; notes; records; papers or other documents; computer disks; computer, video or audio tapes; CD-ROMs; all other media and all copies thereof relating to the Company’s operations or business, some of which may be prepared by the Executive; and all objects associated therewith in any way obtained by the Executive shall be the Company’s property. This shall include, but is not limited to, documents; computer disks; computer, video and audio tapes; CD-ROMs; all other media and objects concerning any technical data, methods, products, software, research and development projects, financial data, financial plans, business plans, customer lists, contracts, price lists, manuals, mailing lists, advertising materials; and all other materials and records of any kind that may be in the Executive’s possession or under the Executive’s control. The Executive shall not, except for the Company’s use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company’s facilities, nor use any information concerning them except for the Company’s benefit, either during the Executive’s employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive’s possession to the Company upon termination of the Executive’s employment, or at any other time at the Company’s request.

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(c) In any action to enforce or challenge these Confidential Information provisions, the prevailing party is entitled to recover its attorney’s fees and costs.

5. COVENANT NOT-TO-COMPETE AND NO SOLICITATION. Executive recognizes that the Company is in the business of employing individuals to provide specialized and technical services to the Company’s Clients. The purpose of these Covenant Not-to-Compete and No Solicitation provisions is to protect the relationship which exists between the Company and its Clients while Executive is employed and after Executive leaves the employ of the Company for a period of one year. The consideration for these Covenant Not-to-Compete and No Solicitation provisions is the Executive’s employment with the Company.

(a) Executive acknowledges the following:

(1) The Company expended considerable resources in obtaining contracts with its Clients;

(2) The Company expended considerable resources to recruit and hire employees who could perform services for its Clients;

(3) Through his employ with the Company, Executive will develop a substantial relationship with the Company’s existing or potential Clients, including, but not limited to, being the sole or primary contact between the Client and the Company;

(4) Executive will be exposed to valuable confidential business information about the Company, its Clients, and the Company’s relationship with its Clients;

(5) By providing services on behalf of the Company, Executive will develop and enhance the valuable business relationship between the Company and its Clients;

(6) The relationship between the Company and its Clients depends on the quality and quantity of the services Executive performs;

(7) Through employment with the Company, Executive will increase his opportunity to work directly for the Clients or for a competitor of the Company; and

(8) The Company will suffer irreparable harm if Executive breaches these Covenant Not-to-Compete and No Solicitation provisions of this Agreement.

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(b) Executive agrees that:

(1) The relationship between the Company and its Clients (developed and enhanced when the Executive performs services on behalf of the Company) is a legitimate business interest for the Company to protect;

(2) The Company’s legitimate business interest is protected by the existence and enforcement of these Covenant Not-to-Compete and No Solicitation provisions;

(3) The business relationship which is created or exists between the Company and its Client, or the goodwill resulting from it, is a business asset of the Company and not the Executive; and

(4) Executive will not seek to take advantage of opportunities which result from his employment with the Company and that entering into the Agreement containing Covenant Not-to-Compete and No Solicitation provisions is reasonable to protect the Company’s business relationship with its Clients.

(c) Restrictions on Executive. During the Term of this Agreement and for the greater of one (1) year or such other period during which Executive may receive Liquidated Damages hereunder, after the termination of this Agreement, for whatever reason, whether such termination was by the Company or the Executive, voluntarily or involuntarily, and whether with or without cause, Executive agrees that he shall not, as a principal, employer, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity:

(1) Directly or indirectly engage in, continue in, or carry on the business of the Company or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

(2) Consult with, advise, or assist in any way, whether or not for consideration of any kind, any corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Company’s business during the Executive’s employment with the Company, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or engaging in any form of transaction whether or not on an arm’s length basis with any such competitor;

(3) Provide or attempt to provide or solicit the opportunity to provide or advise others of the opportunity to provide any services of the type Executive

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performed for the Company or the Company’s Clients (regardless of whether and how such services are to be compensated, whether on a salaried, time and materials, contingent compensation, or other basis) to or for the benefit of any Client (i) to which Executive has provided services in any capacity on behalf of the Company, or (ii) to which Executive has been introduced to or about which the Executive has received information through the Company or through any Client from which Executive has performed services in any capacity on behalf of the Company;

(4) Retain or attempt to retain, directly or indirectly, for itself or any other party, the services of any person, including any of the Company’s employees, who were providing services to or on behalf of the Company while Executive was employed by the Company and to whom Executive has been introduced or about whom Executive has received information through the Company or through any Client for which Executive has performed services in any capacity on behalf of the Company;

(5) Engage in any practice, the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of or which adversely affects the business of the Company; provided, however, that the foregoing shall not preclude the Executive’s ownership of not more than 2% of the equity securities of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended;

(6) For purpose of these Covenant Not-to-Compete and No Solicitation provisions, Client includes any subsidiaries, affiliates, customers, and clients of the Company’s Clients. The Executive agrees that the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area where the Company’s Clients conduct business at any time during the Term of this Agreement. For purposes of this Agreement, “Clients” means any person or entity to which the Company provides or has provided within a period of one (1) year prior to the Executive’s termination of employment, labor, materials or services for the furtherance of such entity’s or person’s business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purpose of obtaining business for the Company. For the purpose of these Covenant Not-to-Compete and No Solicitation provisions, competitors and business organizations which compete with or are engaged in or carry on any aspect of such business or any business substantially similar to that of the Company include, but are not limited to, StarTek, Inc., TeleTech Holdings, Inc., Transcom, and Convergys Corporation, and each of their successors, subsidiaries, or affiliates.

(d) Enforcement. These Covenant Not-to-Compete and No Solicitation provisions shall be construed and enforced under the laws of the State of Florida. In the event of any breach of this Covenant Not-to-Compete, the Executive recognizes that the

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remedies at law will be inadequate, and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this Covenant Not-to-Compete, and the duration of this Covenant Not-to-Compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this Covenant Not-to-Compete. In the event a court of competent jurisdiction determines that the provisions of this Covenant Not-to-Compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed only to the extent necessary to render it enforceable.

(e) In an action to enforce or challenge these Covenant Not-to-Compete and No Solicitation provisions, the prevailing party is entitled to recover its attorney’s fees and costs.

(f) By signing this Agreement, the Executive acknowledges that he understands the effects of these Covenant Not-to-Compete and No Solicitation provisions and agrees to abide by them.

6. TERMINATION

(a) Death. The Executive’s employment hereunder shall terminate upon his death.

(b) Disability. If during the Term of this Agreement the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive, or, if due to such physical or mental disability the Executive becomes unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive’s employment hereunder upon not less than thirty (30) days’ written notice so long as the terms of any disability insurance policy then in effect provide for Executive to receive disability payments from that date forward.

(c) Cause. The Company may terminate the Executive’s employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment hereunder: (i) if the Executive engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company; (ii) if the Executive is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iii) for the Executive’s failure or refusal to perform his duties or responsibilities hereunder as determined by the Company’s Chief Executive Officer in

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good faith, if such failure or refusal continues for a period of ten (10) days after written notice of the same to the Executive; (iv) for gross incompetence; (v) for the Executive’s violation of this Agreement, including, without limitation, Section 5 hereof; (vi) for chronic absenteeism; (vii) for use of illegal drugs; (viii) for insobriety by the Executive while performing his duties hereunder; and (ix) for any act of dishonesty or falsification of reports, records, or information submitted by the Executive to the Company.

(d) Termination by the Company Without Cause or Termination by the Executive. The Company may terminate Executive’s employment hereunder at any time without Cause by delivering written notice to the Executive. The Executive may terminate his employment hereunder at any time and for any reason by delivering written notice of termination to the Company. However, if the Executive terminates his employment for Good Reason (as defined below), such termination shall be deemed to be a termination by the Company without Cause requiring the payment of Liquidated Damages subject to the terms and conditions of this Agreement. For purposes of this Agreement, the term “Good Reason” shall mean a “Termination Event,” which shall be defined as (i) a breach of this Agreement by the Company, (ii) a material adverse change in the Executive’s working conditions, duties or status, (iii), a significant geographic relocation of the Executive’s principal office, or (iv) a change in reporting such that Executive is required to report to a position other than the CEO. If the Executive desires to terminate his employment for Good Reason, he shall first deliver written notice of termination to the CEO indicating in reasonable detail the facts and circumstances alleged to provide a basis for such termination and shall cease performing the Executive’s duties hereunder on the date which is seven (7) days after delivery of the notice, which date also shall be the date of termination of the Executive’s employment, unless the facts and circumstances alleged to provide the basis for such termination have, to the extent applicable, been substantially cured by Company by the end of such seven (7) day period.

(e) Payments Upon Termination. In the event of a termination of the Executive’s employment pursuant to Section 6 or by the Executive, all payments and Company benefits to the Executive hereunder, except the payments (if any) provided below, shall immediately cease and terminate. In the event of a termination by the Company of the Executive’s employment with the Company for any reason other than pursuant to Section 6(a), (b) or (c), the Company shall pay the Executive an amount equal to the Liquidated Damages defined in Section 6(f)(1) below (in lieu of actual damages) for the termination of his employment. In the event Executive terminates his employment for Good Reason pursuant to Section 6(d), the Company shall pay the Executive an amount equal to the Liquidated Damages defined in Section 6(f)(1) below (in lieu of actual damages); provided, however, that if Executive experiences a Termination Event following a Change of Control of the Company (as defined in Section 7 hereof) and within twenty four (24) months following such Change of Control, terminates his employment for “Good Reason,” the Company shall pay the Executive an amount equal to the Liquidated Damages defined specifically in Section 6(f)(2) below (in lieu of actual damages). In the event of (I) a termination of the Executive’s employment by the Company for any reason other than pursuant to Section 6(a), (b) or (c) or (II) Executive’s termination for Good Reason pursuant to Section 6(d), the Covenant Not-to-Compete set

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forth in Section 5 hereof shall remain in full force and effect and the Executive will be entitled to Liquidated Damages for the period set forth in Section 6(f) below. If (I) the Company terminates the Executive’s employment pursuant to Section 6(a), (b) or (c) or (II) the Executive terminates such employment other than for Good Reason pursuant to Section 6(d), the Executive shall not be entitled to any Liquidated Damages and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect as set forth in Section 6(f) below. Notwithstanding anything to the contrary herein contained, and in addition to any other compensation to which the Executive may be entitled to receive pursuant to this Agreement, the Executive shall receive all compensation and other benefits to which he or she was entitled under this Agreement or otherwise as an executive of the Company through the termination date, payable to Executive in accordance with this Agreement or the applicable plan.

(f) Liquidated Damages and Non-Competition/Solicitation.

(1) Fifty Two Week Liquidated Damages Amount. Except as provided in below, the Liquidated Damages (“Liquidated Damages”) amount, if due as provided above, shall be equal to (i) the weekly amount stated as Base Salary then in effect but not less than the weekly Base Salary amount set forth on Exhibit “A”, multiplied by fifty two (52) weeks, plus (ii) an amount equal to the maximum annual performance bonus the Executive could earn as set forth on Exhibit “A” for the year that includes the termination date, determined under the performance based bonus plan in which the Executive is then participating.

(2) One Hundred Four Week Liquidated Damages Amount. In the event of a Change of Control (as defined in Section 7 hereof) followed by a Termination Event, Liquidated Damages shall be equal to (x) the weekly amount stated as Base Salary then in effect but not less than the weekly Base Salary amount set forth on Exhibit “A”, multiplied by one hundred four (104) weeks, plus (y) an amount determined by multiplying the maximum annual performance bonus the Executive could earn as set forth on Exhibit “A” for the year that includes the Change of Control by a factor of two (2), determined under the performance based bonus plan in which the Executive is then participating. Finally, in the event of a Change of Control (as defined in Section 7 hereof) followed by a Termination Event, all vesting periods relating to stock options, stock grants or any other similar type of equity incentive and/or compensation program shall immediately accelerate and be fully vested and exercisable at the option of the Executive upon the event of termination.

(3) Payment Terms. Except as provided below, the amount of Liquidated Damages determined in accordance with Section 6(f)(1) shall be paid biweekly in equal installments over fifty-two (52) weeks, and the amount of Liquidated Damages determined in accordance with Section 6(f)(2) shall be paid biweekly in equal installments over one hundred four (104) weeks. Payment of Liquidated Damages shall commence immediately upon Executive’s separation from service.

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Notwithstanding the foregoing, if Executive is a Specified Employee (as defined below) on the date of Executive’s separation from service (as defined below) (the “Severance Date”), to the extent that Executive is entitled to receive any benefit or payment upon such separation from service under this Agreement that constitutes deferred compensation within the meaning of Section 409A of the Code before the date that is six (6) months after the Severance Date, such benefits or payments shall not be provided or paid to Executive on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum to Executive on the first business day after the date that is six (6) months after the Severance Date (or, if earlier, within fifteen (15) days following Executive’s date of death). If Executive is required to pay for a benefit that is otherwise required to be provided by the Company under this Agreement by reason of this paragraph, Executive shall be entitled to reimbursement for such payments on the first business day after the date that is six (6) months after the Severance Date (or, if earlier, within fifteen (15) days following Executive’s date of death). All benefits or payments otherwise required to be provided or paid on or after the date that is six (6) months after the Severance Date shall not be affected by this paragraph and shall be provided or paid in accordance with the payment schedule applicable to such benefit or payment under this Agreement. It is intended that each installment under this Agreement be regarded as a separate “payment” for purposes of Section 409A of the Code. This paragraph is intended to comply with the requirements of Section 409A(a)(2)(B)(i) of the Code.

In the event that any of the payments herein that relate to a Change of Control implicate Internal Revenue Code Sections 280G and 4999, then the executive shall be entitled to a reduced payment that would avoid imposition of any loss of tax deduction to the employer under Section 280G and the imposition of excise tax on the Executive under Section 4999.

(4) The provisions of Section 5 (the “Non-Competition/Solicitation Provisions”) shall survive the early termination of this Agreement, by either party, and for any reason, for a period of fifty two (52) weeks.

(g) Condition Precedent to Receipt of Liquidated Damages. Executive expressly agrees that in the event of a termination of this Agreement Executive will execute an agreement containing the waiver and release provisions set forth on Exhibit “B.” Executive agrees and acknowledges that the execution of such an agreement upon termination of employment is a condition precedent to the obligation of the Company to pay any Liquidated Damages hereunder. If the Executive has not executed such an agreement with all periods for revocation thereof expired as of the date that is ninety (90) days after the date of employment termination (“Required Release Date”), the Executive shall forfeit the right to receive the Liquidated Damages. To the extent necessary to comply with Section 409A of the Code, if the date of employment termination and the Required Release Date are in two separate taxable years, any payment of Liquidated Damages that constitutes deferred compensation within the meaning of Section 409A of the Code shall be payable on the later of (i) the date such payment is otherwise payable under this Agreement, or (ii) the first business day of such second taxable year. The provisions set forth in Exhibit “B” provide for the release and waiver of important rights and/or claims that Executive might have against the Company at the time of any early termination of this Agreement. Executive hereby represents and warrants that he has read the attached Exhibit “B” and fully and completely understands the provisions thereof.

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(h) Section 409A Provisions.

(1) Separation from Service. To the extent necessary to comply with Section 409A of the Code, references to “termination of employment,” “separation from service” or variations thereof in this Agreement shall mean the Executive’s “separation from service” from his employer within the meaning of Section 409A(a)(2)(A)(i) of the Code and the default rules of Treasury Regulations Section 1.409A-1(h). For this purpose, Executive’s “employer” is the Company and every entity or other person which collectively with the Company constitutes a single service recipient (as that term is defined in Treasury Regulations Sections 1.409A-1(g)) as the result of the application of the rules of Treasury Regulations Sections 1.409A-1(h)(3).

(2) Specified Employee. For purposes of this Agreement, “Specified Employee” means a “specified employee” of the service recipient that includes the Company (as determined under Treasury Regulations Sections 1.409A-1(g)) within the meaning of Section 409A(a)(2)(B)(i) of the Code and Treasury Regulations Section 1.409A-1(i), as determined in accordance with the procedures adopted by such service recipient that are then in effect, or, if no such procedures are then in effect, in accordance with the default procedures set forth in Treasury Regulations Section 1.409A-1(i).

7. CHANGE OF CONTROL. For purposes of Section 6(d) of this Agreement, a Change of Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)

the consummation of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the capital stock of the Company, as a group, would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; or

(ii)	the consummation of a plan of liquidation or the dissolution of the Company; or

(iii)

the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company, other than a sale or transfer to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

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(iv)

the acquisition of more than fifty percent (50%) of the outstanding capital stock of the Company by any person within the meaning of Rule 13(d)(3) under the Exchange Act, if such acquisition is not preceded by a prior expression of approval by the Board, provided that the term “person” shall not include (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

8. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by facsimile transmission, or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive, to the address set forth on the signature page.

If to the Company:

Sykes Enterprises, Incorporated

400 North Ashley Drive, Suite 2800

Tampa, Florida 33602

Attention: EVP of Human Resources

with a copy to:

Sykes Enterprises, Incorporated

400 North Ashley Drive, Suite 2800

Tampa, Florida 33602

Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

9. ENFORCEMENT AND GOVERNING LAW. It is stipulated that a breach by Executive of the restrictive covenants set forth in Sections 4 and 5 of this Agreement will cause irreparable damage to Company or its Clients, and that in the event of any breach of those provisions, Company is entitled to injunctive relief restraining Executive from violating or continuing a violation of the restrictive covenants as well as other remedies it may have. Additionally, such covenants shall be enforceable against the Executive’s heirs, executors, administrators and legal representatives, and enforceable by Company’s successors or assigns.

The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Florida. Any litigation to enforce this Agreement shall be brought in the state or federal courts of Hillsborough County, Florida, which is the principal place of business for Company and which is considered to be the place where this Agreement is made. Both parties hereby consent to such courts’ exercise of personal jurisdiction over them.

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10. ARBITRATION OF DISPUTES.

(a) Duty to Arbitrate. Except for any claim by the Company to enforce the restrictive covenants set forth in Sections 4 and 5 above, Company and Executive agree to resolve by binding arbitration any claim or controversy arising out of or related to Executive’s employment by Company or this Agreement, to include all matters directly or indirectly related to Executive’s recruitment, employment or termination of employment by the Company including, but not limited to claims involving laws against discrimination whether brought under federal and/or state law, and/or claims involving co-employees but excluding workers compensation claims, whether such claim is based in contract, tort, statute, or any other legal theory, including any claim for damages, equitable relief, or both. The duty to arbitrate under this Section extends to any claim by or against any officer, director, shareholder, employee, agent, representative, parent, subsidiary, affiliate, heir, trustee, legal representative, successor, or assign of either party making or defending any claim that would otherwise be arbitrable under this Section. However, this Section shall not be interpreted to preclude either party from petitioning a court of competent jurisdiction for temporary injunctive relief, solely to preserve the status quo pending arbitration of the claim or controversy, upon a proper showing of the need for such relief.

(b) The Arbitrator. A single arbitrator will conduct the arbitration in Tampa, Florida, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”), and judgment upon the written award rendered by the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the application of the Rules, however, discovery in the arbitration, including interrogatories, requests for production, requests for admission, and depositions, will be fully available and governed by the Federal Rules of Civil Procedure and Local Rules of the United States District Court for the Middle District of Florida. The parties may agree upon a person to act as sole arbitrator within thirty (30) days after submission of any claim or controversy to arbitration pursuant to this Section. If the parties are unable to agree upon such a person within such time period, an arbitrator shall be selected in accordance with the Rules. The parties will pay their own respective attorneys’ fees, witness fees, and other costs and expenses incurred in any investigations, arbitrations, trials, bankruptcies, and appeals; provided, however, that the Company will pay the filing fees, hearing fees, and processing fees associated with arbitration hereunder. The arbitrator will not have the power to award punitive or exemplary damages.

(c) Limitations Period. The parties agree that any claim or controversy that would be arbitrable under this Section must be submitted to arbitration within one (1) year after the claim or controversy arises and that a failure to institute arbitration proceedings within such time period shall constitute an absolute bar to the institution of any proceedings, in arbitration or in any court, and a waiver of all such claims. This Section will survive the expiration or early termination of this Agreement.

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(d) Governing Law. This Agreement shall be governed in its construction, interpretation, and performance by the laws of the State of Florida, without reference to law pertaining to conflict of laws. However, the Federal Arbitration Act, as amended, will govern the interpretation and enforcement of this Section.

(e) Severability. Each part of this Section is severable. A holding that any part of this Section is unenforceable will not affect the duty to arbitrate under this Section.

11. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto; provided, however, that the terms of the performance bonus and fringe benefits set forth on Exhibit “A” may be amended by the Company in its discretion without the Executive’s consent to the extent provided therein. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive’s employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive’s employment with the Company (including the Prior Agreement)) is hereby superseded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect; provided, however, that Company may assign this Agreement to any party that acquires all or substantially all of Company’s assets or business, without Executive’s consent. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. In the event that any provision of this Agreement is determined to be in contravention of state or federal laws or regulations, the parties shall negotiate an amendment to this Agreement in order to resolve the issue. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been negotiated and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise.

12. ADDITIONAL TAX PROVISIONS.

(a) To the extent this Agreement provides for reimbursements of expenses incurred by Executive or in-kind benefits the provision of which are not exempt from the requirements of Section 409A of the Code, the following terms apply with respect to such

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reimbursements or benefits: (1) the reimbursement of expenses or provision of in-kind benefits will be made or provided only during the term of employment hereunder, or other period of time specifically provided herein; (2) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year will not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (3) all reimbursements will be made upon Executive’s request in accordance with the Company’s normal policies but no later than the last day of the calendar year immediately following the calendar year in which the expense was incurred; and (4) the right to reimbursement or the in-kind benefit will not be subject to liquidation or exchange for another benefit.

(b) The parties intend for this Agreement to conform in all respects to the requirements under Section 409A of the Code or an exemption thereto. Accordingly, the parties intend for this Agreement to be interpreted, construed, administered and applied in a manner as shall meet and comply with the requirements of Section 409A of the Code or an exemption thereto. Notwithstanding any other provision of this Agreement, none of the Company, its subsidiaries or affiliates or any individual acting as a director, officer, employee, agent or other representative of the Company or a subsidiary or affiliate shall be liable to Executive or any other person for any claim, loss, liability or expense arising out of any interest, penalties or additional taxes due by Executive or any other person as a result of this Agreement or the administration thereof not satisfying any of the requirements of Section 409A of the Code. Executive represents and warrants that Executive has reviewed or will review with his own tax advisors the federal, state, local and employment tax consequences of entering into this Agreement, including, without limitation, under Section 409A of the Code, and, with respect to such matters, Executive relies solely on such advisors.

13. PRIOR INVENTIONS.

For purposes of this Agreement, Inventions refers to trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques. Inventions, if any, patented or unpatented, that Executive made prior to the commencement of Executive’s employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Executive has set forth on Exhibit C attached hereto a complete list of all Inventions that Executive has, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed, or reduced to practice prior to the commencement of Executive’s employment with the Company, that Executive considers to be Executive’s property or the property of third parties and that Executive wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Inventions would cause Executive to violate any prior confidentiality agreement, Executive understands that Executive is not to list such Prior Inventions in Exhibit C but is only to disclose a cursory name for each such invention, a listing of the party or parties to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. If no such disclosure is attached, Executive represents that there are no Prior Inventions. If, in the course of Executive’s employment with the Company, Executive incorporates a Prior Invention

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into a Company product, process, or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use, and sell such Prior Invention. Notwithstanding the foregoing, Executive agrees that Executive will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

14. ASSIGNMENT OF INVENTIONS; NONASSIGNABLE INVENTIONS.

Executive hereby assigns and agrees to assign in the future (when any such Inventions or “Proprietary Rights,” defined as trade secret, patent, copyright, mask work, and other intellectual property rights throughout the world, are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all Executive’s right, title, and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the period of Executive’s employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 14, are hereinafter referred to as “Company Inventions.” In the event of a specifically applicable state law, regulation, rule, or public policy (“Specific Inventions Law”), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on Executive’s own time without using the Company’s equipment, supplies, facilities, or trade secrets and neither related to the Company’s actual or anticipated business, research, or development, nor resulted from work performed by Executive for the Company.

15. OBLIGATION TO KEEP COMPANY INFORMED

Executive will promptly disclose to the Company (a) fully and in writing all Inventions authored, conceived, or reduced to practice by Executive, either alone or jointly with others, during the period of Executive’s employment and for six (6) months after the last day of Executive’s employment with the Company, and (b) all patent applications filed by Executive or on Executive’s behalf within one (1) year after termination of Executive’s employment. At the time of each such disclosure, Executive will advise the Company in writing of any Inventions that Executive believes fully qualify for protection under the provisions of a Specific Inventions Law; Executive will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without Executive’s consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. Executive will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

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16. GOVERNMENT OR THIRD PARTY.

Executive also agrees to assign all Executive’s right, title, and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

17. WORKS FOR HIRE.

Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” pursuant to United States copyright Act (17 U.S.C. § 101).

18. ENFORCEMENT OF PROPRIETARY RIGHTS.

Executive will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end Executive will execute, verify, and deliver (a) such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof and (b) assignments of such Proprietary Rights to the Company or its designee. Executive’s obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of Executive’s employment, but the Company shall compensate Executive at a reasonable rate after Executive’s termination for the time actually spent by Executive at the Company’s request on such assistance. In the event the Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in the this section, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, which appointment is coupled with an interest to act for and in Executive’s behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of this section with the same legal force and effect as if executed by Executive. Executive hereby waives and quit claims to the Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SYKES ENTERPRISES, INCORPORATED	EXECUTIVE

By:

/s/ James T. Holder	/s/ Lance Zingale
Name: James T. Holder	Lance Zingale
Title: Executive Vice President
Address:

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EXHIBIT “A” TO EMPLOYMENT AGREEMENT

TITLE:	Executive Vice President and General Manager, Major Markets

REPORTING TO:	Chief Executive Officer

BASE SALARY:	$7,692.31 per week payable biweekly.

PERFORMANCE BONUS:	As set forth in the Agreement

FRINGE BENEFITS:	Eligible for standard executive benefits

THE COMPANY RESERVES THE RIGHT, AT ITS DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE THE PERFORMANCE BONUS, INCENTIVES, OR OTHER BENEFITS.

IN WITNESS WHEREOF, the parties have executed this Exhibit “A” as of the 13th day of September, 2012.

SYKES ENTERPRISES, INCORPORATED	EXECUTIVE

By:

/s/ James T. Holder	/s/ Lance Zingale
Name: James T. Holder	Lance Zingale
Title: Exec. Vice President

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EXHIBIT “B” TO EMPLOYMENT AGREEMENT

[NOT TO BE SIGNED AT EXECUTION OF EMPLOYMENT CONTRACT]

Waiver and Release

In consideration for the “Liquidated Damages” provided for in the employment agreement between Sykes Enterprises, Incorporated and Executive, and other good and valuable consideration, Executive agrees as follows:

a. Executive agrees to release and forever discharge by this Agreement the Employer from all liabilities, causes of action, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorneys’ fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, whether in law or in equity, including but not limited to those arising from any acts or omissions occurring prior to the effective date of this Agreement, including those arising by reason of any and all matters from the beginning of time to the present, arising out of his past employment with, compensation during, and separation from Employer. Executive specifically releases claims under all applicable state and federal laws, including but not limited to, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, as amended, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Executive Retirement Income Security Act, the Consolidated Omnibus Reconciliation Act of 1986, the Americans with Disabilities Act, the Florida Civil Rights Act of 1992, the Workers’ Compensation Act, the Equal Pay Act, the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Section 621, et seq.) (“ADEA”), State of Florida employment laws, as well as all common law claims, whether arising in tort or contract.

b. In addition to the other provisions in this Agreement, Executive acknowledges that the information in the following paragraphs is included for the express purpose of complying with the Older Workers’ Benefits Protection Act, 29 U.S.C. §626(f):

I, Lance Zingale, was over 40 years of age when I separated my employment and when I signed this Agreement. I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims, including the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”). I hereby waive and release any rights or claims I may have under the ADEA.

By signing this Agreement, I state that I am receiving compensation and separation benefits to which I was not otherwise entitled. I am waiving and releasing all claims against Employer that I may have based on my age. I am not waiving any claim or action under the ADEA based upon rights or claims that may arise after the date I sign this Agreement.

I am being given additional compensation and benefits as contained in Section 1 hereof in exchange for the release and waiver of all claims that I am agreeing to herein. The additional compensation and benefits are in addition to anything of value to which I am already entitled.

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I was informed in writing that I could consult with an attorney before signing this Agreement. I acknowledge that I was given the opportunity to consider this Agreement for twenty-one (21) days before signing it, and, if I sign it, to revoke it for a period of seven (7) days thereafter. Regardless of when I signed this Agreement, I acknowledge that my seven-day period will not be waived. No payments will be made to me until after the seven-day revocation period expires.

c. Executive shall not disclose, either directly or indirectly, any information whatsoever regarding any of the terms or the existence of this Agreement or of any other claim Executive may have against the Employer, to any person or organization, including but not limited to members of the press and media, present and former employees of the Employer, companies who do business with the Employer, or other members of the public. The only exceptions to Executive’s promise of confidentiality herein are that Executive may reveal such terms of this Agreement as are necessary to comply with a request made by the Internal Revenue Service, as otherwise compelled by a court or agency of competent jurisdiction, as allowed and/or required by law, or as necessary to comply with requests from Executive’s accountants or attorneys for legitimate business purposes.

d. Executive shall refrain from suggesting to anyone that any written or oral statements be made which Executive knows or reasonably should know to be disparaging or negative concerning the Employer, or from urging or influencing any person to make any such statement. This provision shall include, but not be limited to, the requirement that Executive refrain from expressing any disparaging or negative opinions concerning the Employer, Executive’s separation from the Employer, any of the Employer’s officers, directors, or employees, or any other matters relative to the Employer’s reputation as an employer. Executive’s promises in this subsection, however, shall not apply to any judicial or administrative proceeding in which Executive is a party or has been subpoenaed to testify under oath by a government agency or by any third party.

e. Beginning on the date of this Agreement and continuing at all times hereafter, Executive and Employer shall, without any additional compensation except as provided herein, provide each other with full cooperation and reasonable assistance in connection with Employer’s defense of (i) any litigation against Employer, its officers, its subsidiaries, or its affiliates pending as of the date hereof or (ii) any other litigation against Employer, its officers, its subsidiaries, or its affiliates arising out of or relating to any circumstance, fact, event, or omission alleged to occur while Executive was employed by Employer. Executive shall at all times promptly be reimbursed by Employer for any and all out-of-pocket expenses, including travel expenses, that may be incurred by Executive in providing such cooperation and assistance, and to the extent that Executive provides any such assistance or cooperation, the Executive also shall be compensated for his time in providing such cooperation and assistance at a rate equivalent to a per diem based upon his base salary as in effect under the Employment Agreement as of the date hereof. Such cooperation and assistance shall include, but not be limited to, access for research, being available for consultation, for deposition and trial

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testimony, and for availability and execution of discovery-related documents such as interrogatories, affidavits, requests for production, requests for admissions, and responses to each, as deemed necessary. Executive and Employer further agree to provide their good will and good faith in providing honest and forthright cooperation in all other aspects of their defense of any such litigation.

Effective Date. This Agreement may be revoked by the Executive for a period of seven (7) days following the execution of the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

IN WITNESS WHEREOF, and intending to be legally bound, the Employer by its authorized representative, and Executive, execute this Employment Separation Agreement, Waiver and Release, by signing below voluntarily and with full knowledge of the significance of all its provisions.

PLEASE READ CAREFULLY. THIS EMPLOYMENT SEPARATION AGREEMENT, WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

[NOT TO BE SIGNED AT EXECUTION OF EMPLOYMENT CONTRACT]

SYKES ENTERPRISES, INCORPORATED	EXECUTIVE

By:

Name:	Lance Zingale
Title:

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EXHIBIT “C” TO EMPLOYMENT AGREEMENT

Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Sykes Enterprises, Incorporated that have been made to conceived or first reduced to practice by me along or jointly with others prior to my engagement by those entities:

X	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐	Additional sheets attached.

SYKES ENTERPRISES, INCORPORATED	EXECUTIVE

By:

/s/ James T. Holder	/s/ Lance Zingale
Name: James T. Holder	Lance Zingale
Title: Exec. Vice President

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